Exhibit 10.39
SUBSCRIPTION AGREEMENT
Novint Technologies, Inc.
(a Delaware corporation)

SUBSCRIPTION PROCEDURE
To Subscribe for Common Stock and Warrants of Novint Technologies, Inc. :
1.	Date and Fill In the amount of Common Stock and Warrants being subscribed to and Complete and Sign the Subscription Agreement on the applicable Signature Page.
2.	Fax the signed Agreement to, and send all signed originals to and form of payment to:
Novint Technologies
Attn: Tom Anderson, CEO
4109 Bryan Ave NW
Albuquerque, NM 87114
Phone: 505-463-1469
Fax: 866-298-4420
3.	Please make your subscription payment payable to the order of “Novint Technologies, Inc.”
4.	Wire Transfer Coordinates, if paying by wire transfer:
Wells Fargo Bank, NM
routing number: 107002192
account number: 1350427032
account name: Novint Technologies, Inc.
Thank you for your interest.

Novint Technologies, Inc.
SUBSCRIPTION AGREEMENT
     The undersigned (hereinafter “Subscriber”) hereby confirms his/her/its subscription for the purchase of Common Stock, $0.01 par value, and warrants to purchase Common Stock (the “Warrants”) of Novint Technologies, Inc., a Delaware corporation (the “Company”), on the terms described below.         .
     The Common Stock and the Warrants, and the common shares issuable upon exercise of the Warrants are sometimes referred to collectively herein as the “Securities.”
In connection with this subscription, Subscriber and the Company agree as follows:
1. Purchase and Sale of the Common Stock and Warrants.
     (a) The Company hereby agrees to issue and to sell to Subscriber, and Subscriber hereby agrees to purchase from the Company, Common Stock, and Warrants to purchase Common Stock in amount set forth on the signature page to this Agreement. The Subscriber understands that this subscription is not binding upon the Company until the Company accepts it. The Subscriber acknowledges and understands that acceptance of this Subscription will be made only by a duly authorized representative of the Company executing and mailing or otherwise delivering to the Subscriber at the Subscriber’s address set forth herein, a counterpart copy of the signature page to this Subscription Agreement indicating the Company’s acceptance of this Subscription. The Company reserves the right, in its sole discretion for any reason whatsoever, to accept or reject this subscription in whole or in part. Following the acceptance of this Subscription Agreement by the Company, the Company will promptly issue and deliver to Subscriber the Common Stock and Warrants for the amount subscribed to against payment in U.S. Dollars of the Purchase Price (as defined below). If this subscription is rejected, the Company and the Subscriber shall thereafter have no further rights or obligations to each other under or in connection with this Subscription Agreement. If this subscription is not accepted by the Company on or before the last day of the Offering Period, this subscription shall be deemed rejected.
     (b) Subscriber has hereby delivered and paid concurrently herewith the aggregate purchase price for the Common Stock and Warrants set forth on the signature page hereof (the “Purchase Price”), which amount has been paid in U.S. Dollars by wire transfer or check, subject to collection, to the order of “Novint Technologies, Inc.”
     (c) The Common Stock offered hereby is sold at a price per share of $1.00 (the “Purchase Price Per Share”). The corresponding Warrants are sold, based on the aggregate subscription amount, to equal 50% coverage of the subscription amount. Such Warrants shall have an exercise price per share of $2.00. By way of example only, if a subscription is made for $500,000, the Subscriber would receive (i) 500,000 shares of Common Stock and (ii) a Warrant to purchase 250,000 shares at an exercise price of $2.00 per share. The purchase price of the Common Stock hereunder is subject to adjustment, as set forth below.

     (d) In the event, that after the date hereof, the Company shall complete an offering of securities (an “Offering”) on or before April 1, 2007 which results in gross proceeds to the Company of not less than $3,000,000, and if such Offering is conducted at a price per share of Common Stock (or equivalent convertible securities) of $1.11 per share or less (the “Subsequent Price”), then, in such event, the Purchase Price Per Share of Common Stock hereunder shall be automatically adjusted to equal ninety percent (90%) of the Subsequent Price (the “Adjusted Purchase Price Per Share”), and an additional number of shares of Common Stock shall be issued to Subscriber as if the Purchase Price Per Share of Common Stock hereunder were such Adjusted Purchase Price Per Share. Upon such event, the Company shall, and without further action on the part of Subscriber, issue such additional shares of Common Stock to Subscriber as shall result from the Adjusted Purchase Price Per Share. Such additional shares shall be issued and delivered to Subscriber within fifteen (15) days following the consummation of the Offering.
2. Representations and Warranties of Subscriber. Subscriber represents and warrants to the Company and the Placement Agent as follows:
     (a) Subscriber is an “accredited investor” as defined by Rule 501 under the Securities Act of 1933, as amended (the “Act”), and Subscriber is capable of evaluating the merits and risks of Subscriber’s investment in the Securities and has the ability and capacity to protect Subscriber’s interests.
     (b) Subscriber understands that the Securities are not presently registered, but Subscriber is entitled to certain rights with respect to the registration of the Securities, as set forth herein. Subscriber understands that the Securities will not be registered under the Act on the ground that the issuance thereof is exempt under Section 4(2) of the Act as a transaction by an issuer not involving any public offering and that, in the view of the Commission, the statutory basis for the exception claimed would not be present if any of the representations and warranties of Subscriber contained in this Subscription Agreement or those of other purchasers of the Securities are untrue or, notwithstanding the Subscriber’s representations and warranties, the Subscriber currently has in mind acquiring any of the Securities for resale upon the occurrence or non-occurrence of some predetermined event.
     (c) Subscriber is purchasing the Securities subscribed for hereby for investment purposes and not with a view to distribution or resale, nor with the intention of selling, transferring or otherwise disposing of all or any part thereof for any particular price, or at any particular time, or upon the happening of any particular event or circumstance, except selling, transferring, or disposing the Securities made in full compliance with all applicable provisions of the Act, the rules and regulations promulgated by the United States Securities and Exchange Commission (the “SEC”) thereunder, and applicable state securities laws; and that an investment in the Securities is not a liquid investment.
     (d) Subscriber acknowledges that the Securities must be held indefinitely unless subsequently registered under the Act or unless an exemption from such registration is available. Subscriber is aware of the provisions of Rule 144 promulgated under the Act which permit resales of common stock purchased in a private placement subject to certain limitations and to the satisfaction of certain conditions provided for thereunder, including, among other things, the existence of a public market for the common stock, the availability of certain current public information about the Company, the resale occurring not less than one year after a party has purchased and paid for the security to be sold, the sale being effected through a “broker’s transaction” or in transactions directly with a “market maker” and the number of shares of common stock being sold during any three-month period not exceeding specified limitations. Subscriber understands that there is presently no market for the Company’s securities and there is no assurance that a market will develop in the future.
     (e) Subscriber acknowledges that Subscriber has had the opportunity to ask questions of, and receive answers from the Company or any authorized person acting on its behalf concerning the Company and its business and to obtain any additional information, to the extent possessed by the Company (or to the extent it could have been acquired by the Company without unreasonable effort or expense) necessary to verify the accuracy of the information received by Subscriber. In connection therewith, Subscriber acknowledges that Subscriber has had the opportunity to discuss the Company’s business, management and financial affairs with the Company’s management or any authorized person acting on its behalf. Without limiting the generality of the foregoing, Subscriber has been furnished with or has had the opportunity to acquire, and to review all information, both written and oral, that Subscriber desires with respect to the Company’s business, management, financial affairs and prospects. In determining whether to make this investment, Subscriber has relied solely on (i) Subscriber’s own knowledge and understanding of the Company and its business based upon Subscriber’s own due diligence investigations and the information furnished pursuant to this paragraph, and (ii) the information described in subparagraph 2(g) below.
     (f) Subscriber has all requisite legal and other power and authority to execute and deliver this Subscription Agreement and to carry out and perform Subscriber’s obligations under the terms of this Subscription Agreement. This Subscription Agreement constitutes a valid and legally binding obligation of Subscriber, enforceable in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other general principals of equity, whether such enforcement is considered in a proceeding in equity or law.
     (g) Subscriber has carefully considered and has discussed with the Subscriber’s legal, tax, accounting and financial advisors, to the extent the Subscriber has deemed necessary, the suitability of this investment and the transactions contemplated by this Subscription Agreement for the Subscriber’s particular federal, state, local and foreign tax and financial situation and has independently determined that this investment and the transactions contemplated by this Subscription Agreement are a suitable investment for the Subscriber. Subscriber has relied solely on such advisors and not on any statements or representations of the Company or any of its agents. Subscriber understands that Subscriber (and not the Company) shall be responsible for Subscriber’s own tax liability that may arise as a result of this investment or the transactions contemplated by this Subscription Agreement.

     (h) Subscriber acknowledges that an investment in the Securities is speculative and involves a high degree of risk and that Subscriber can bear the economic risk of the purchase of the Securities, including a total loss of his/her/its investment.
     (i) Subscriber recognizes that no federal, state or foreign agency has recommended or endorsed the purchase of the Securities.
     (j) Subscriber is aware that the Securities are and will be, when issued, “restricted securities” as that term is defined in Rule 144 of the general rules and regulations under the Act.
     (k) Subscriber understands that any and all certificates representing the Securities and any and all securities issued in replacement thereof or in exchange therefor shall bear the following legend or one substantially similar thereto, which Subscriber has read and understands:
“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND NEITHER THE SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT OR SUCH LAWS OR AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT AND SUCH LAWS WHICH, IN THE OPINION OF COUNSEL FOR THIS CORPORATION, IS AVAILABLE.”
     (l) In addition, the certificates representing the Securities, and any and all securities issued in replacement thereof or in exchange therefor, shall bear such legend as may be required by the securities laws of the jurisdiction in which Subscriber resides.
     (m) Subscriber acknowledges that Subscriber has such knowledge and experience in financial and business matters that Subscriber is capable of evaluating the merits and risks of an investment in the Securities and of making an informed investment decision with respect thereto.
     (n) Subscriber represents that: (i) Subscriber is able to bear the economic risks of an investment in the Securities and to afford a complete loss of the investment, and (ii) (A) Subscriber could be reasonably assumed to have the ability and capacity to protect his/her/its interests in connection with this subscription; or (B) Subscriber has a pre-existing personal or business relationship with either the Company or any affiliate thereof of such duration and nature as would enable a reasonably prudent purchaser to be aware of the character, business acumen and general business and financial circumstances of the Company or such affiliate and is otherwise personally qualified to evaluate and assess the risks, nature and other aspects of this subscription.
     (o) Subscriber understands that the Company shall have the unconditional right to accept or reject this subscription, in whole or in part, for any reason or without a specific reason, in the sole and absolute discretion of the Company (even after receipt and clearance of Subscriber’s funds). This Subscription Agreement is not binding upon the Company until accepted in writing by an authorized officer of the Company. In the event that this subscription is rejected, then Subscriber’s subscription funds (to the extent of such rejection) will be promptly returned in full without interest thereon or deduction therefrom.
     (p) Subscriber represents that Subscriber is not subscribing for the Securities as a result of or subsequent to any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over the Internet, television or radio or presented at any seminar or meeting or any public announcement or filing of or by the Company.
     (q) Subscriber represents and warrants, to the best of Subscriber’s knowledge, that no finder, broker, agent, financial advisor or other intermediary, nor any purchaser representative or any broker-dealer acting as a broker, is entitled to any compensation in connection with the transactions contemplated by this Subscription Agreement.
3. Representations and Warranties of the Company. The Company represents and warrants to Subscriber as follows:
     (a) The Company is duly organized and validly exists as a corporation in good standing under the laws of the State of Delaware.
     (b) The Company has all such corporate power and authority to enter into, deliver and perform this Subscription Agreement.
     (c) All necessary corporate action has been duly and validly taken by the Company to authorize the execution, delivery and performance of this Subscription Agreement by the Company, and the issuance and sale of the Securities to be sold by the Company pursuant to this Subscription Agreement. This Subscription Agreement has been duly and validly authorized, executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles.
4. Indemnification. Subscriber agrees to indemnify and hold harmless the Company and its respective officers, directors, employees, shareholders, agents, attorneys, representatives and affiliates, and any person acting for or on behalf of the Company, from and against any and all damage, loss, liability, cost and expense (including reasonable attorneys’ fees and disbursements) which any of them may incur by reason of the failure by Subscriber to fulfill any of the terms and conditions of this Subscription Agreement, or by reason of any breach of the representations and warranties made by Subscriber herein, or in any other document provided by Subscriber to the Company in connection with this investment. All representations, warranties and covenants of each of Subscriber and the Company contained herein shall survive the acceptance of this subscription and the Closings.
5. Registration Rights. In the event the Company decides to Register any shares of its Common Stock for cash (either for its own account or the account of a security holder), other than pursuant to a registration statement which exclusively relates to the registration of an employee stock option, purchase, bonus or other benefit plan, then for so long as the Subscriber holds Securities, the Company will: (1) promptly give the Subscriber written notice thereof (which shall include a list of the jurisdictions in which the Company intends to attempt to qualify such securities under the applicable Blue Sky or other state securities laws) and (2) include in such registration (and any related qualification under Blue Sky laws or other compliance), and in any underwriting involved therein, all the Securities specified in a written request delivered to the Company by the Subscriber within 10 days after delivery of such written notice from the Company. The right of the Subscriber to have Securities included in any registration statement shall be conditioned upon the provision by the Subscriber of any information reasonably requested by the Company within ten (10) days of such request.
6. Miscellaneous.
     (a) Subscriber agrees not to transfer or assign this Subscription Agreement or any of Subscriber’s interest herein and further agrees that the transfer or assignment of the Securities acquired pursuant hereto shall be made only in accordance with all applicable laws.
     (b) Subscriber agrees that Subscriber cannot cancel, terminate, or revoke this Subscription Agreement or any agreement of Subscriber made hereunder, and this Subscription Agreement shall survive the death or legal disability of Subscriber and shall be binding upon Subscriber’s heirs, executors, administrators, successors, and permitted assigns.
     (c) Subscriber has read and has accurately completed this entire Subscription Agreement.
     (d) This Subscription Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and may be amended or waived only by a written instrument signed by all parties.
     (e) Subscriber acknowledges that it has been advised and has had the opportunity to consult with Subscriber’s own attorney regarding this subscription and Subscriber has done so to the extent that Subscriber deems appropriate.
     (f) Any notice or other document required or permitted to be given or delivered to the parties hereto shall be in writing and sent: (i) by fax if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), or (b) by registered or certified mail with return receipt requested (postage prepaid) or (c) by a recognized overnight delivery service (with charges prepaid).
If to the Company, at:
Novint Technologies, Inc.
4109 Bryan Ave NW
Albuquerque, NM 87114
Phone/Fax: 866-298-4420

With a copy to:
Jennifer A. Post, Esq.
Richardson & Patel LLP
10900 Wilshire Blvd., Suite 500
Los Angeles, California 90024
Tel: (310) 208-1182
Fax: (310) 208-1154
     If to the Subscriber, at its address set forth on the signature page to this Subscription Agreement or such other address as Subscriber shall have specified to the Company in writing.
     (g) Failure of the Company to exercise any right or remedy under this Subscription Agreement or any other agreement between the Company and the Subscriber, or otherwise, or any delay by the Company in exercising such right or remedy, will not operate as a waiver thereof. No waiver by the Company will be effective unless and until it is in writing and signed by the Company.
     (i) This Subscription Agreement shall be enforced, governed and construed in all respects in accordance with the laws of the State of New Mexico, as such laws are applied by the New Mexico courts except with respect to the conflicts of law provisions thereof, and shall be binding upon the Subscriber and the Subscriber’s heirs, estate, legal representatives, successors and permitted assigns and shall inure to the benefit of the Company, and its successors and assigns.
     (j) Any legal suit, action or proceeding arising out of or relating to this Subscription Agreement or the transactions contemplated hereby shall be instituted exclusively in a Federal or State Court located in Bernalillo County, New Mexico. The parties hereto hereby: (i) waive any objection which they may now have or hereafter have to the venue of any such suit, action or proceeding, and (ii) irrevocably consent to the jurisdiction of the aforesaid courts in any such suit, action or proceeding. The parties further agree to accept and acknowledge service of any and all process which may be served in any such suit, action or proceeding in the aforesaid courts and agree that service of process upon a party which is mailed by certified mail to such party’s address shall be deemed in every respect effective service of process upon such party in any such suit, action or proceeding.
     (k) If any provision of this Subscription Agreement is held to be invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed modified to conform with such statute or rule of law. Any provision hereof that may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provisions hereof.

     (l) The parties understand and agree that money damages would not be a sufficient remedy for any breach of this Subscription Agreement by the Company or the Subscriber and that the party against which such breach is committed shall be entitled to equitable relief, including an injunction and specific performance, as a remedy for any such breach, without the necessity of establishing irreparable harm or posting a bond therefor. Such remedies shall not be deemed to be the exclusive remedies for a breach by either party of this Subscription Agreement but shall be in addition to all other remedies available at law or equity to the party against which such breach is committed.
     (m) All pronouns and any variations thereof used herein shall be deemed to refer to the masculine, feminine, singular or plural, as identity of the person or persons may require.
     (n) This Subscription Agreement may be executed in counterparts and by facsimile, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.
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[Signature Pages Follow]

Signature Page for Individuals:
     IN WITNESS WHEREOF, Subscriber has caused this Subscription Agreement to be executed as of the date indicated below.

$

Total Principal Amount of Common Stock and Warrants Subscribed to and Purchase Price Thereof

Print or Type Name

Signature

Date

Social Security Number (if applicable)

Address
Please check if applicable and include co-owner’s information below (name, address, social security number):
          _______ Joint Tenancy                               ______ Tenants in Common

`
FORM OF PAYMENT – CHECK OR WIRE TRANSFER
     [ ] Check attached and made payable to:                    .
     [ ] Wire funds from my outside account according to the Instructions set forth above.

Signature Page for Partnerships, Corporations or Other Entities:
     IN WITNESS WHEREOF, Subscriber has caused this Subscription Agreement to be executed as of the date indicated below.

$

Total Principal Amount of Common Stock and Warrants Subscribed to and Purchase Price Thereof

Print or Type Name of Entity

Address

Taxpayer I.D. No. (if applicable)	Date

Signature	Print or Type Name and Indicate
Title or Position with Entity
FORM OF PAYMENT – CHECK OR WIRE TRANSFER
     [ ] Check attached and made payable to: FCC f/b/o NGTV.
     [ ] Wire funds from my outside account according to the Instructions set forth above.

Acceptance by Novint Technologies, Inc.:
     IN WITNESS WHEREOF, the Company has caused this Subscription Agreement to be executed, and the foregoing subscription accepted, as of the date indicated below, as to Common Stock and Warrants for the the aggregate amount of $                    .

Novint Technologies, Inc.
By:
President and Chief Executive Officer

Date: __________________________, 2006